SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report:
February 15, 2008
(Date of earliest event reported)
SYBASE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16493 (Commission File Number)	94-2951005 (I.R.S. Employer Identification Number)
One Sybase Drive
Dublin, CA 94568
(Address of principal executive offices)
Registrant’s telephone number, including area code: (925) 236-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01. Regulation FD Disclosure
Item 8.01. Other Events
SIGNATURE

Item 7.01. Regulation FD Disclosure
Item 8.01. Other Events
Following Sybase, Inc.’s (the “Company” or “Sybase”) fourth quarter and fiscal year 2007 — which were the best in its 23-year history and included historical highs in total revenue, operating margin, operating income, net income, earnings per share, and cash flow from operations — the Company reaffirmed its commitment to its goals of creating sustainable value for all of its shareholders and commented on its repurchase strategy.
On February 15th and February 20th, 2008, representatives of the Company participated in calls with representatives of Sandell Asset Management Corp. (“Sandell”), a 6% stockholder of the Company, to discuss Sandell’s previously stated concerns with the Company’s strategic direction and, in particular, Sybase’s balance sheet and cash position. In these calls, as in prior calls with Sandell, the Company explained to Sandell that the Company’s Board continually evaluates the Company’s financial position to optimize its capitalization, including maintaining a well-balanced approach to leverage and return of capital. The Company believes it is important to preserve an appropriate level of cash, especially given the current macroeconomic uncertainty and as valuations become more attractive on potential strategic acquisitions necessary to pursue the Company’s strategy.
Sybase’s current worldwide cash balance is approximately $735 million. However, of that amount, restricted cash and long-term investments, which are not immediately available to the Company, constitute approximately $35 million, thereby reducing the Company’s available cash balance to approximately $700 million. 50% (or $350 million) of this cash is in the US, and the remaining 50% is held overseas by 39 different foreign entities controlled by the Company. The Company estimates that its working capital needs for 2008 are expected to be approximately $85 million in the US and $115 million outside of the US. After providing for expected working capital needs, the Company therefore has approximately $265 million in US cash and $235 million in foreign cash. Of the foreign cash, $50 million cannot be repatriated due to foreign governmental and regulatory controls and dividend restrictions based on local earnings and profits, and the remainder is subject to taxes on repatriation.
As a result of these restrictions and in light of the current environment, as well as the Company’s obligation to repay in cash the principal amount of its $460 million convertible debt facility, the Company believes that it is also prudent to retain cash from operations to (i) allow the business to respond to market conditions, (ii) scale to address market opportunities, and (iii) maintain financial flexibility. Based upon all of these factors the Company believes that it currently has freely available cash of between $225-$250 million.
Sandell has previously indicated its intention to nominate three directors for election at the Company’s 2008 annual meeting and also urged the Company to, among other things, incur debt to conduct a larger stock buyback. While the Company remains committed to communication with its stockholder base, the Company believes Sandell’s proposal for taking on additional debt to support a larger stock buyback, a separation of its mobility and database businesses or auction of the Company are short-sighted, inadvisable and ill-timed, in light of the current economic environment the Company’s proven track record which includes repurchases of a total of $511 million of common stock since 2004 and 14 consecutive quarters of EPS that have exceeded Wall Street consensus estimates.
The Company remains committed to its goals of creating sustainable value and continuing to act in the best interest of the Company and all Sybase shareholders. Sybase regularly evaluates the strategic direction that will best position the Company to continue to drive and enhance stockholder value with the assistance of its independent advisors. This assessment includes an evaluation of the Company’s operational and strategic plans, capital structure optimization, potential acquisitions, and other possible strategic opportunities.

Forward-Looking Statements
Certain statements in this release concerning Sybase, Inc. and its prospects, future growth and expectations, including statements regarding anticipated working capital needs, possible acquisitions and the tax impact of repatriation of foreign cash, are forward-looking and involve a number of uncertainties and risks. Factors that could cause actual events or results to differ materially from those suggested by these forward-looking statements include, but are not limited to, changes in regulatory restrictions relating to cash outside the U.S.; the performance of the global economy and growth in software industry sales; market acceptance of the company’s products and services; customer and industry analyst perception of the company and its technology vision and future prospects; the success of certain business combinations engaged in by the company or by competitors; political unrest or acts of war; possible disruptive effects of organizational or personnel changes; and other factors described in Sybase, Inc.’s reports filed with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007.
Additional Information and Where to Find it
Sybase and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Sybase in connection with the election of directors and other matters proposed at Sybase’s 2008 Annual Meeting of Stockholders. Information regarding the interests, if any, of these directors and executive officers in these matters is set forth in the filing made by Sybase pursuant to Rule 14a-12 of the Securities Exchange Act on January 24, 2008.
In connection with its 2008 Annual Meeting of Stockholders, Sybase will distribute a definitive proxy statement to stockholders. In addition, Sybase files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”). You are urged to read the proxy statement and other information when they become available because they contain important information about Sybase and the proposals presented at the 2008 Annual Meeting of Stockholders. These documents are available free of charge at the SEC’s web site at www.sec.gov or from Sybase at www.sybase.com.
Note Regarding Disclosures Contained Herein
The aforementioned calls with Sandell were conducted pursuant to an agreement between the Company and Sandell to maintain the confidentiality of the disclosed information until 9:00 am EST on February 21, 2008.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.

Date: February 20, 2008	By:	/s/ Daniel R. Carl
	Name:	Daniel R. Carl
	Title:	Vice President, General Counsel and Secretary